As filed with the Securities and Exchange Commission on December 16, 2013

Registration No. 333-47210

Registration No. 333-69336

Registration No. 333-102990

Registration No. 333-116182

Registration No. 333-143651

Registration No. 333-173969

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47210
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69336
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102990
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116182
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143651
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173969

UNDER THE SECURITIES ACT OF 1933
________________________
IGO, INC.
(Exact name of Registrant as specified in its charter)
________________________
Delaware	86-0843914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
17800 North Perimeter Dr., Suite 200 Scottsdale, Arizona 85255 (480) 596-0061
(Address of principal executive offices, including zip code)
________________________

Mobility Electronics, Inc. Amended and Restated 1996 Long Term Incentive Plan

Mobility Electronics, Inc. Employee Stock Purchase Plan

Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan

Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan

Restricted Stock Unit Agreement for Michael D. Heil

iGo, Inc. Omnibus Long-Term Incentive Plan

(Full title of the plans)
________________________

Terry R. Gibson Chief Executive Officer iGo, Inc. c/o SP Corporate Services, LLC 61 East Main Street, Suite B Los Gatos, California 95030
(Name and address of agent for service)

(408) 933-6494
(Telephone number, including area code, of agent for service)
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

iGo, Inc. (the “Company”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), if any, issuable by the Company pursuant to the Mobility Electronics, Inc. Amended and Restated 1996 Long Term Incentive Plan, Mobility Electronics, Inc. Employee Stock Purchase Plan, Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan, Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan, Restricted Stock Unit Agreement for Michael D. Heil and iGo, Inc. Omnibus Long-Term Incentive Plan, each as amended, previously registered by the Company pursuant to the following registration statements (the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement on Form S-8 (File No. 333-47210), registering 1,250,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 10, 2000;
●	Registration Statement on Form S-8 (File No. 333-69336), registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on September 13, 2001;
●	Registration Statement on Form S-8 (File No. 333-102990), registering 1,750,000 shares of Common Stock, filed with the Securities and Exchange Commission on February 5, 2003;
●	Registration Statement on Form S-8 (File No. 333-116182), registering 2,750,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 4, 2004;
●	Registration Statement on Form S-8 (File No. 333-143651), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 11, 2007; and
●	Registration Statement on Form S-8 (File No. 333-173969), registering 3,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 6, 2011.

Effective May 21, 2008, the Company changed its name from Mobility Electronics, Inc. to iGo, Inc.

The Company intends to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 15. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, iGo, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Gatos, California, on December 12, 2013.

IGO, INC.

By:	/s/ Terry R. Gibson
Terry R. Gibson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendments to the Registration Statement on Form S-8 have been signed on December 12, 2013 by the following persons in the capacities indicated.

Signature	Title

/s/ Terry R. Gibson	Chief Executive Officer, Chief Financial Officer
Terry R. Gibson	Secretary and Director (Principal Executive Officer and Principal Accounting Officer)

/s/ Jack L. Howard	Chairman of the Board and Director
Jack L. Howard

/s/ Peter L. Ax	Director
Peter L. Ax

/s/ Michael J. Larson	Director
Michael J. Larson